Exhibit 99.1

Applied DNA Regains Compliance with Nasdaq
Minimum Bid Price Requirement

STONY BROOK, N.Y., - September 18, 2024 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (Applied DNA), a leader in PCR-based DNA technologies, today announced that on September 17, 2024, it received a notification letter (the "Notification Letter") from the Listing Qualifications Department of the Nasdaq Stock Market ("Nasdaq"), informing the Company that it has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the "Minimum Bid Price Requirement").

As previously reported, the Company was notified on July 12, 2024, that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement, the closing bid of the Company's common stock needed to be at least $1.00 for a minimum of 10 consecutive business days (the “Compliance Period”), with said Compliance Period extendable generally not to exceed 20 consecutive business days pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

On September 17, 2024, Nasdaq determined that for the last 20 consecutive business days, from August 19 through September 16, 2024, the closing bid price of the Company's common stock was $1.00 per share or greater. Accordingly, the Company has regained compliance with the Minimum Bid Price Requirement, and Nasdaq considers this matter now closed.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid (“DNA”). Using the polymerase chain reaction (“PCR”) to enable both the production and detection of DNA, we operate in three primary business markets: (i) the enzymatic manufacture of synthetic DNA for use in the production of nucleic acid-based therapeutics and the development and sale of a proprietary RNA polymerase (“RNAP”) for use in the production of mRNA therapeutics; (ii) the detection of DNA and RNA in molecular diagnostics and genetic testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

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Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, the substantial doubt about its ability to continue as a going concern, the unknown future ability to meet all Nasdaq listing requirements, the unknown future demand for its biotherapeutics products and services, the unknown amount of revenues and profits that will result from our Linea IVT and or Linea DNA platforms, limited market acceptance for its supply chain security products and services, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology and/or the Linea IVT platform approved for therapeutic use, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including its  Annual Report on Form 10-K, as amended, filed on December 7, 2023, Quarterly Reports on Form 10-Q filed on February 8, 2024, May 10, 2024, and August 8, 2024, and other reports it files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Contacts:

Applied DNA Sciences

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

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